ALLEGION REPORTS THIRD-QUARTER 2015 FINANCIAL RESULTS

•
Third-quarter 2015 net loss per share from continuing operations of ($0.28) inclusive of one-time disposal charges, compared with 2014 earnings per share (EPS) of $0.65; adjusted 2015 EPS of $0.92, up 35.3 percent compared with 2014 adjusted EPS of $0.68

•	Third-quarter 2015 revenue of $544.5 million, down 0.4 percent compared to 2014, up 5.1 percent on an organic basis

•
Third-quarter 2015 operating margin of 20.3 percent, compared with 2014 operating margin of 19.4 percent; adjusted operating margin of 21.5 percent, improved 120 basis points compared with 2014 adjusted operating margin of 20.3 percent

•	Full-year 2015 EPS from continuing operations outlook of $1.46 to $1.51, and $2.85 to $2.90 per share on an adjusted basis (previously $2.70 to $2.80 on an adjusted basis)

DUBLIN (Oct. 29, 2015) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2015 net revenues of $544.5 million and net loss of $27.1 million, or $0.28 loss per share from continuing operations. Excluding charges related to restructuring, acquisitions and divestitures, adjusted net earnings were $89.5 million, or $0.92 per share, up 35.3 percent when compared with third-quarter 2014 adjusted EPS of $0.68.

Third-quarter net revenues decreased 0.4 percent, when compared to the prior year period (up 5.1 percent on an organic basis). Electronic product sales grew more than 30 percent in the quarter, reflecting the benefit of increased innovation and new product introductions.

The Americas segment revenue decreased 1 percent (up 7 percent on an organic basis). The organic growth was driven by strong non-residential and residential performance. Overall revenue declined due to unfavorable foreign currency and the divestiture of the company’s Venezuelan business, partially offset by the benefit of prior acquisitions.

The EMEIA segment revenues increased 2.2 percent (up 2.2 percent on an organic basis), reflecting improved pricing, soft but stable markets and acquisitions that more than offset unfavorable foreign currency.

The Asia Pacific segment revenues were flat, when compared to the prior year period (down 10.2 percent on an organic basis). Strong growth in the hardware business and favorable contribution from acquisitions offset unfavorable foreign currency and a decline in the system integration business, Bocom Wincent, that reflects softening local economies as well as the delay and timing of large projects.

Third-quarter adjusted operating margin was 21.5 percent, compared with 20.3 percent in 2014. The 120-basis-point improvement in adjusted operating margin was driven by favorable price, volume leverage, acquisitions and productivity that more than offset increased investments, inflation and unfavorable foreign exchange rates. All regions delivered adjusted operating margin improvement in the quarter.

“We continue to execute at a very high level, delivering industry-leading organic growth and margins,” said David D. Petratis, Allegion chairman, president and CEO. “We are achieving strong results while executing on a significant number of initiatives. In the past few months, we’ve finalized three acquisitions, completed one divestiture and announced another, issued $300 million of senior notes, completed the amendment of our credit facility and achieved ratification of our restructuring plan for our Italian operations.”

“Organic growth throughout the last 12 months has exceeded 6 percent for the business, led by double-digit electronics growth,” Petratis added. “Our electronics portfolio continues to expand, now including the addition of Schlage Sense - our most advanced residential lock yet with Grade 1 security, built-in alarm technology and smart phone capability.”

Additional Items
The company's adjusted effective tax rate for the third quarter of 2015 was 15.1 percent. The comparable adjusted effective tax rate for the third quarter of 2014 was 28.9 percent. The decrease reflects the favorable changes in the company’s mix of income earned in lower-rate jurisdictions and the benefit of discrete tax items recorded in the quarter.

Divestitures
As previously announced in August 2015, the company divested its majority ownership in its Venezuelan business. Consistent with that announcement, reported results reflect a $26.1 million non-cash charge, which primarily represents cumulative currency translation adjustments that have been deferred in equity and reclassified to a loss in net earnings from continuing operations.

Furthermore, as previously announced, the company has agreed to sell a majority stake in its Bocom Wincent Technologies Co., Ltd. business. Aligned with that communication, the company recorded a charge of $84.4 million in the third quarter as a result of the difference between the anticipated net proceeds and net book value.

The charges related to the Venezuelan business and Bocom Wincent are reflected as “loss on divestitures” in the attached income statement and are included as adjustments to earnings in the attached non-GAAP reconciliation.

Cash Flow and Liquidity
Year-to-date 2015 available cash flow was $98.7 million, down $36.3 million versus the prior year. The year-over-year decrease in available cash flow primarily reflects increased operating cash requirements and one-time cash tax payments, partially offset by a decrease in capital expenditures.

The company ended third-quarter 2015 with cash of $175.2 million and total debt of $1,634.9 million. In September, the company issued $300 million in 5.875 percent senior notes due 2023. The company has nearly $400 million available under its $500 million revolving credit facility as of Sept. 30, 2015.

Acquisitions
On July 31, 2015, the company completed the acquisition of Milre Systek Co., Ltd. (Milre). Milre is a leading security solutions manufacturer in South Korea, focused on producing high-quality and innovative electronic door locks.

On Sept. 1, 2015, the company completed the acquisition of SimonsVoss Technologies GmbH (SimonsVoss) for approximately $230 million. SimonsVoss, headquartered in Munich, Germany, brings a legacy of global experts, innovation and technical expertise in the European electronic lock market segment. SimonsVoss generated sales of approximately $69.2 million in 2014.

On Sept. 1, 2015, the company completed the acquisition of AXA Stenman Holding (AXA) for approximately $208 million. AXA is a European residential and portable security provider headquartered in Veenendaal, the Netherlands, with production facilities in the Netherlands, France and Poland. AXA manufactures and sells a branded portfolio of portable locks and lights as well as a wide variety of window and door hardware. AXA generated sales of approximately $79.8 million in 2014.

2015 Outlook
The company is increasing its adjusted earnings per share to $2.85 to $2.90 (previously $2.70 to $2.80). The company is updating its guidance for reported EPS from continuing operations to a range of $1.46 to $1.51. Adjustments to EPS include the impact of the Venezuelan devaluation in the first quarter, acquisition expenses, expenses related to the company’s previously announced restructuring plan in Italy and charges related to the disposal of the company’s Venezuelan and Bocom Wincent businesses.

The guidance assumes 2015 full-year organic revenue growth, which excludes currency and acquisitions, in the range of 2.5 to 4 percent compared with 2014 (previous guidance up 4 to 5 percent). The decrease in organic growth versus prior guidance is driven by a reduction in Bocom Wincent revenue estimates in the fourth quarter, partially offset by stronger volume in the Americas. Full-year 2015 reported revenues are forecasted to decline 1.5 to 2.5 percent compared to 2014 (previous guidance down 2.5 to 3.5 percent). The improvement in total revenue projections versus prior guidance reflects inclusion of closed acquisitions.

The guidance assumes a full-year adjusted effective tax rate of approximately 20 percent from continuing operations, as well as an average diluted share count for the full year of approximately 97 million shares.

The company estimates full-year available cash flow of approximately $200 million.

Subsequent Events
In October 2015, the company reached an agreement to provide severance benefits to certain employees in Italy as part of its previously announced 2015 Italian restructuring plan. As a result of the agreement, the company will record additional severance charges of approximately $8.4 million in the fourth quarter. The estimated charges are reflected in the current reported EPS guidance and will result in cash expenditures, primarily in 2016.

Conference Call Information
On Thursday, Oct. 29, 2015, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. EDT, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.
Non-GAAP Measures
The Company has presented operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2015 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, the Company’s Italian restructuring plan, the performance of the markets in which the Company operates and the Company’s announced divestiture of Bocom Wincent, including the ability to timely close and the expected impact. These forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2014, Form 10-Qs for the quarters ended March 31, June 30 and September 30, 2015, and in our other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenues	$544.5	$546.7	$1,522.7	$1,544.8
Cost of goods sold	304.5	310.1	873.8	890.0
Gross profit	240.0	236.6	648.9	654.8

Selling and administrative expenses	129.6	130.5	371.8	391.6
Operating income	110.4	106.1	277.1	263.2

Interest expense	13.7	12.7	36.6	38.3
Loss on divestitures	106.7	—	106.7	—
Other (income) expense, net	(3.2)	(2.0)	0.3	(3.1)
Earnings (loss) before income taxes	(6.8)	95.4	133.5	228.0

Provision for income taxes	19.4	27.3	50.8	66.8
Earnings (loss) from continuing operations	(26.2)	68.1	82.7	161.2

Discontinued operations, net of tax	(0.2)	(2.0)	(0.4)	(10.8)

Net earnings (loss)	(26.4)	66.1	82.3	150.4

Less: Net earnings (loss) attributable to noncontrolling
interests	0.9	5.3	0.3	10.6

Net earnings (loss) attributable to Allegion plc	$(27.3)	$60.8	$82.0	$139.8

Amounts attributable to Allegion plc shareholders:
Continuing operations	$(27.1)	$62.8	$82.4	$150.6
Discontinued operations	(0.2)	(2.0)	(0.4)	(10.8)
Net earnings	$(27.3)	$60.8	$82.0	$139.8

Basic earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$(0.28)	$0.65	$0.86	$1.57
Discontinued operations	—	(0.02)	—	(0.12)
Net earnings (loss)	(0.28)	0.63	0.86	1.45

Diluted earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$(0.28)	$0.65	$0.85	$1.55
Discontinued operations	—	(0.02)	—	(0.11)
Net earnings (loss)	$(0.28)	$0.63	$0.85	$1.44

Shares outstanding - basic	95.9	95.9	95.8	96.2
Shares outstanding - diluted	95.9	96.9	96.9	97.3

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$175.2	$290.5
Accounts and notes receivables, net	273.1	230.4
Inventory	216.3	169.3
Other current assets	56.8	55.6
Assets held for sale	154.3	255.9
Total current assets	875.7	1,001.7
Property, plant and equipment, net	227.9	207.2
Goodwill	823.4	484.4
Intangible assets, net	260.3	125.4
Other noncurrent assets	221.7	197.2
Total assets	$2,409.0	$2,015.9

LIABILITIES AND EQUITY
Accounts payable	$180.2	$175.6
Accrued expenses and other current liabilities	196.3	203.8
Short-term borrowings and current maturities
of long-term debt	59.0	49.6
Liabilities held for sale	81.7	103.5
Total current liabilities	517.2	532.5
Long-term debt	1,575.9	1,215.0
Other noncurrent liabilities	287.9	249.9
Equity	28.0	18.5
Total liabilities and equity	$2,409.0	$2,015.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Earnings from continuing operations	$82.7	$161.2
Depreciation and amortization	37.5	36.5
Changes in assets and liabilities and other non-cash items	5.8	(22.9)
Net cash from (used in) operating activities of continuing operations	126.0	174.8
Net cash used in operating activities of discontinued operations	(0.5)	(2.8)
Net cash from (used in) operating activities	125.5	172.0

Investing Activities
Capital expenditures	(27.3)	(39.8)
Acquisition of and equity investments in businesses, net of cash acquired	(511.4)	(23.0)
Other investing activities, net	4.3	41.9
Net cash used in investing activities	(534.4)	(20.9)

Financing Activities
Net debt proceeds (repayments)	367.4	(63.1)
Dividends paid to ordinary shareholders	(28.7)	(22.6)
Repurchase of ordinary shares	(30.0)	(50.3)
Other financing activities, net	(7.8)	15.4
Net cash from (used in) financing activities	300.9	(120.6)

Effect of exchange rate changes on cash and cash equivalents	(7.3)	(6.5)
Net increase (decrease) in cash and cash equivalents	(115.3)	24.0
Cash and cash equivalents - beginning of period	290.5	227.4
Cash and cash equivalents - end of period	$175.2	$251.4

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net revenues
Americas	$418.9	$423.1	$1,175.3	$1,169.2
EMEIA	91.5	89.5	257.1	289.9
Asia Pacific	34.1	34.1	90.3	85.7
Total net revenues	$544.5	$546.7	$1,522.7	$1,544.8

Operating income (loss)
Americas	$121.7	$123.3	$317.8	$320.6
EMEIA	5.0	0.4	8.1	(4.3)
Asia Pacific	0.3	(0.5)	(3.7)	(7.0)
Corporate unallocated	(16.6)	(17.1)	(45.1)	(46.1)
Total operating income (loss)	$110.4	$106.1	$277.1	$263.2

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges, asset impairments, merger and acquisition costs, one-time separation costs related to the spin-off from Ingersoll Rand, charges related to the devaluation of the Venezuelan bolivar and charges related to the divestitures of businesses.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended September 30, 2015				Three months ended September 30, 2014
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$544.5	$—		$544.5	$546.7	$—		$546.7

Operating income	110.4	6.4	(1)	116.8	106.1	$4.8	(1)	110.9
Operating margin	20.3%			21.5%	19.4%			20.3%

Earnings (loss) before income taxes	(6.8)	113.1	(2)	106.3	95.4	4.8		100.2
Provision for income taxes	19.4	(3.4)	(3)	16.0	27.3	1.7	(3)	29.0
Effective income tax rate	(285.3)%			15.1%	28.6%			28.9%
Earnings (loss) from continuing operations	(26.2)	116.5		90.3	68.1	3.1		71.2

Non-controlling interest	0.9	(0.1)	(4)	0.8	5.3	—		5.3

Net earnings (loss) from continuing
operations attributable to Allegion plc	$(27.1)	$116.6		$89.5	$62.8	$3.1		$65.9

Diluted earnings (loss) per ordinary
share attributable to Allegion plc
shareholders:	$(0.28)	$1.20		$0.92	$0.65	$0.03		$0.68

(1)
Adjustments to operating income for the three months ended September 30, 2015 include $6.4 million of restructuring charges, merger and acquisition expenses and other costs. Adjustments to operating income for the three months ended September 30, 2014 include $4.8 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges.

(2)
Adjustments to earnings before income taxes for the three months ended September 30, 2015 consist of the adjustments to operating income discussed above and $106.7 million of losses related to the divestiture of the Company's operations in Venezuela and the anticipated divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2015 consist of $3.4 million of tax benefit related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended September 30, 2014 consist of $1.7 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the three months ended September 30, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

	Nine months ended September 30, 2015				Nine months ended September 30, 2014
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,522.7	$—		$1,522.7	$1,544.8	$—		$1,544.8

Operating income	277.1	16.1	(1)	293.2	263.2	$26.1	(1)	289.3
Operating margin	18.2%			19.3%	17.0%			18.7%

Earnings (loss) before income taxes	133.5	125.5	(2)	259.0	228.0	26.1		254.1
Provision for income taxes	50.8	(2.0)	(3)	48.8	66.8	8.2	(3)	75.0
Effective income tax rate	38.1%			18.8%	29.3%			29.5%
Earnings (loss) from continuing operations	82.7	127.5		210.2	161.2	17.9		179.1

Non-controlling interest	0.3	2.4	(4)	2.7	10.6	—		10.6

Net earnings (loss) from continuing
operations attributable to Allegion plc	$82.4	$125.1		$207.5	$150.6	$17.9		$168.5

Diluted earnings (loss) per ordinary
share attributable to Allegion plc
shareholders:	$0.85	$1.29		$2.14	$1.55	$0.18		$1.73

(1)
Adjustments to operating income for the nine months ended September 30, 2015 include a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market and $11.9 million of restructuring charges, merger and acquisition expenses and other expenses. Adjustments to operating income for the nine months ended September 30, 2014 include $26.1 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges.

(2)
Adjustments to earnings before taxes for the nine months ended September 30, 2015 consist of the adjustments to operating income discussed above, a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets and $106.7 million of losses related to the divestiture of the Company's operations in Venezuela and the anticipated divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the nine months ended September 30, 2015 consist of $2.0 million of tax benefit related to the excluded items discussed above. Adjustments to the provision for income taxes for the nine months ended September 30, 2014 consist of $8.2 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the nine months ended September 30, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$418.9		$423.1

Operating income (GAAP)	$121.7	29.1%	$123.3	29.1%
Merger and acquisition costs	0.5	0.1%		—%
Spin-off related charges	—	—%	0.1	—%
Adjusted operating income	122.2	29.2%	123.4	29.1%
Depreciation and amortization	6.5	1.6%	5.7	1.3%
Adjusted EBITDA	$128.7	30.8%	$129.1	30.4%

EMEIA
Net revenues (GAAP)	$91.5		$89.5

Operating income (loss) (GAAP)	$5.0	5.5%	$0.4	0.4%
Restructuring charges	0.6	0.7%	0.2	0.2%
Spin-off related and other charges	0.3	0.2%	0.6	0.7%
Adjusted operating income (loss)	5.9	6.4%	1.2	1.3%
Depreciation and amortization	4.1	4.5%	4.2	4.7%
Adjusted EBITDA	$10.0	10.9%	$5.4	6.0%

Asia Pacific
Net revenues (GAAP)	$34.1		$34.1

Operating income (loss) (GAAP)	0.3	0.9%	(0.5)	(1.5)%
Merger and acquisition costs	0.2	0.6%	—	—%
Spin-off related and other charges	0.2	0.6%	—	—%
Adjusted operating income (loss)	0.7	2.1%	(0.5)	(1.5)%
Depreciation and amortization	0.9	2.6%	0.4	1.2%
Adjusted EBITDA	$1.6	4.7%	$(0.1)	(0.3)%

Corporate
Operating income (loss) (GAAP)	$(16.6)		$(17.1)
Merger and acquisition costs	4.5		—
Spin-off related and other charges	0.1		3.9
Adjusted operating income	(12.0)		(13.2)
Depreciation and amortization	0.7		1.8
Adjusted EBITDA	$(11.3)		$(11.4)

Total
Adjusted net revenues	$544.5		$546.7

Adjusted operating income	116.8	21.5%	110.9	20.3%
Depreciation and amortization	12.2	2.2%	12.1	2.2%
Adjusted EBITDA	$129.0	23.7%	$123.0	22.5%

	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,175.3		$1,169.2

Operating income (GAAP)	$317.8	27.0%	$320.6	27.4%
Venezuela devaluation	4.2	0.4%	—	—%
Merger and acquisition costs	0.5	—%		—%
Spin-off related and other charges	—	—%	0.4	—%
Adjusted operating income	322.5	27.4%	321.0	27.4%
Depreciation and amortization	19.8	1.7%	18.2	1.6%
Adjusted EBITDA	$342.3	29.1%	$339.2	29.0%

EMEIA
Net revenues (GAAP)	$257.1		$289.9

Operating income (loss) (GAAP)	$8.1	3.2%	$(4.3)	(1.5)%
Restructuring charges	4.4	1.7%	5.4	1.9%
Spin-off related and other charges	0.3	0.1%	3.4	1.2%
Adjusted operating income (loss)	12.8	5.0%	4.5	1.6%
Depreciation and amortization	10.7	4.2%	13.0	4.5%
Adjusted EBITDA	$23.5	9.2%	$17.5	6.1%

Asia Pacific
Net revenues (GAAP)	$90.3		$85.7

Operating income (loss) (GAAP)	(3.7)	(4.1)%	(7.0)	(8.2)%
Merger and acquisition costs	0.2	0.2%	—	—%
Spin-off related and other charges	0.2	0.2%	0.4	0.5%
Adjusted operating income (loss)	(3.3)	(3.7)%	(6.6)	(7.7)%
Depreciation and amortization	1.5	1.7%	0.8	0.9%
Adjusted EBITDA	$(1.8)	(2.0)%	$(5.8)	(6.8)%

Corporate
Operating income (loss) (GAAP)	$(45.1)		$(46.1)
Merger and acquisition costs	6.2		—
Spin-off related and other charges	0.2		16.5
Adjusted operating income	(38.7)		(29.6)
Depreciation and amortization	2.3		4.5
Adjusted EBITDA	$(36.4)		$(25.1)

Total
Adjusted net revenues	$1,522.7		$1,544.8

Adjusted operating income	293.3	19.3%	289.3	18.7%
Depreciation and amortization	34.3	2.2%	36.5	2.4%
Adjusted EBITDA	$327.6	21.5%	$325.8	21.1%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Nine Months Ended September 30,
	2015	2014
Net cash from (used in) operating activities	$126.0	$174.8
of continuing operations
Capital expenditures	(27.3)	(39.8)
Available cash flow	$98.7	$135.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net earnings (loss) (GAAP)	$(26.4)	$66.1	$82.3	$150.4
Provision for income taxes	19.4	27.3	50.8	66.8
Interest expense	13.7	12.7	36.6	38.3
Depreciation and amortization	12.2	12.1	34.3	36.5
EBITDA	18.9	118.2	204.0	292.0

Discontinued operations	0.2	2.0	0.4	10.8
Other (income) expense, net	(3.2)	(2.0)	0.3	(3.1)
Loss on divestitures	106.7		106.7
Venezuela devaluation	—	—	4.2	—
Merger and acquisition costs, restructuring charges,
spin-off related costs and other expenses	6.4	4.8	12.0	26.1
Adjusted EBITDA	$129.0	$123.0	$327.6	$325.8